Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into effective as of April 26, 2017 (the “Effective Date”) by and between CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), and Dale W. Polley, an individual residing in the state of Tennessee (“Consultant”).  The Company and Consultant are referred to herein collectively as the “Parties” and each as a “Party”.

In consideration of the mutual promises and termination contained in this document, Consultant and the Company contract and agree as follows:

1.Consultant and the Company agree that the Consulting Services Agreement between them dated August 15, 2016 (the “Consulting Agreement”) and all rights associated therewith are hereby terminated as of the Effective Date, other than those terms of the Consulting Agreement which expressly survive termination of the Consulting Agreement.

2.Each Party acknowledges and agrees that, by agreeing to terminate the Consulting Agreement as of the Effective Date, such Party waives receipt of 90 days’ advance written notice of termination in accordance with Section 3 and Section 5 of the Consulting Agreement.

3.This Agreement may be executed in two or more counterparts, each of which shall be part of the same Agreement.

4.This Agreement contains the entire understanding of the Parties, superseding all prior or contemporaneous communications, agreements and understandings between the Parties with respect to the subject matter contained herein. No changes may be made to this Agreement unless they are made in writing and signed by both Parties.

5.This Agreement shall be construed and enforced in accordance with the law of the State of Tennessee.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

Consultant:

Dale W. Polley
By: /s/ Dale W. Polley________

Company:

CapStar Financial Holdings, Inc.
By: /s/ Dennis C. Bottorff______
Name: Dennis C. Bottorff
Title: Chairman of the Board of Directors

2